EXHIBIT 3.1

                             CERTIFICATE OF INCORPORATION
                                          of
             Costs of Owning the Newest Systems of Energy Reduction are
                              Virtually Eliminated, Inc.
                                  (C.O.N.S.E.R.V.E.)

       FIRST. The name of this corporation is Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc. (C.O.N.S.E.R.V.E.)

       SECOND. Its registered office in the State of Delaware is to be located at 290 Churchman Road in the City of New Castle, County of New Castle. The registered agent in charge thereof is Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc. (C.O.N.S.E.R.V.E.)

       THIRD. The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
              "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

       FOURTH. The amount of the total authorized capital stock of this corporation is 1,000 shares of no Par Value.

       FIFTH.  The name and mailing address of the incorporator is as follows:
              Name:                Address:
              Alison David         290 Churchman Road, New Castle, DE 19720

       SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as directors until the first annual meeting of stockholder or until their successors are elected and qualify are as follows:
              Name and address of director(s):
              Alison David, 35 Cheswald Blvd., Apt. #1A, Newark, DE 19713

       SEVENTH. The Directors shall have power to make and to alter or amend the By-Laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

       With the consent in writing, and pursuant to a vote of the holder of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

       The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

       The stockholders and directors shall have power to hold their meeting and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

       It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent object, purposes and powers.

       I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED AT: 10/14/80
State of Delaware
County of New Castle                             /s/ Alison David

                                CERTIFICATE OF MERGER
                                          of
                             C.O.N.S.E.R.V.E. CORPORATION
                                 (a Utah corporation)
                                         into
                     COSTS OF OWNING THE NEWEST SYSTEMS OF ENERGY
                       REDUCTION ARE VIRTUALLY ELIMINATED, INC.
                               (a Delaware corporation)

       In order to consummate the merger of C.O.N.S.E.R.V.E. Corporation (a Utah corporation hereinafter sometimes referred to as "CONSERVE") into Costs of Owning the Newest Systerms of Energy Reduction Are Virtually E1iminated, Inc. (a Delaware corporation hereinafter sometimes referred to as "SURVIVOR"), said corporations hereby agree and certify as follows:

       (1) the names and states of incorporation of the two constituent corporations to the merger provided for hereby are specified above;

       (2) the plan and agreement of merger provided for hereby has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 252(c) of the Delaware General Corporation Act and the Utah Revised Business Corporation Act;

       (3) the surviving corporation is Costs of Owning The Newest Systems of Energy Reduction Are Virtually Eliminated, Inc.;

       (4) the FOURTH Article of SURVIVOR's Certificate of Incorporation is amended in connection with the merger to provide, in its entirety:

       "FOURTH: the corporation shall have authority to issue 50,000,000 shares of $.001 par value common stock."

       As so amended, the Certificate of Incorporation of Costs of Owning The Newest Systems of Energy Reduction Are Virtually Eliminated, Inc. shall be the Certificate of Incorporation of the surviving corporation;

       (5) the plan and agreement of merger provided for hereby is that on the Effective Date and Time hereinafter provided for CONSERVE shall be merged into SURVIVOR, the manner and basis of converting the issued shares of CONSERVE into shares of SURVIVOR being as follows:

       (a) the total shares represented by each outstanding CONSERVE certificate shall be deemed to be automatically converted into one-third the number of shares of common stock of SURVIVOR, with all resulting fractional shares being rounded up (by way of example certificates completed to represent 90 and 100 shares of CONSERVE will following the merger represent, respectively, 30 and 34 shares of SURVIVOR);
       (b) holders of CONSERVE certificates issued prior to the merger shall not be required to surrender such certificates for conversion into certificates reflecting the SURVIVOR's name, but may do so to SURVIVOR's duly appointed transfer agent which shall in the ordinary course of its business (and provided that its regular and usual requirements regarding negotiability and payment of its fees are met) reissue certificates representing the number of shares in SURVIVOR to which said holders may be entitled as provided above;

       (6) the principal office of SURVIVOR is located at 1084 North Hughes, Centerville, Utah 84014, and a copy of the executed agreement of merger is on file at said office;

       (7) a copy of the agreement of merger will be furnished by SURVIVOR, on request and without cost, to any stockholder of CONSERVE (it being the only stockholder of SURVIVOR);

       (8) the authorized capital stock of CONSERVE is 50,000,000 shares of $0.001 par value common stock;

       (9) as the corporation surviving from the merger is a Delaware corporation no agreement is required by Section 252(c)(9) of the Delaware General Corporation Law;

       (10) the merger was approved by the shareholders of both constituent corporations, CONSERVE having 8,203,232 shares of common stock outstanding and entitled to be cast (its sole voting group) at the time of approval - 6,392,895 shares of which were represented at the meeting in question and voted for the plan (there being no CONSERVE shares voted against the plan), and SURVIVOR having 1000 shares of common stock outstanding and entitled to be cast (its sole voting group) at the time of approval - all of which shares were represented at the meeting in question and voted for the plan.

       (11) the Effective Date and Time of the merger provided for hereby shall be on April 30, 1997, at 11:59 a.m, or at such earlier date and time as a counterpart hereof is delivered by the SURVIVOR for filing to the Delaware Secretary of State or to the Utah Division of Corporations, whichever is last (that is, the Effective Date and Time hereof shall be the moment at which a counterpart hereof has been filed with both the Delaware Secretary of State and the Utah Division of Corporations).

       EXECUTED on this 28th day of April, 1997 by;

C.O.N.S.E.R.V.E. CORPORATION              COSTS OF OWNING THE NEW NEWEST
                                          SYSTEMS OF ENERGY REDUCTION ARE
                                          VIRTUALLY ELIMINATED
By /s/ R. G. Southwick                    /s/ R. G. Southwick
its President                             its President

                     COSTS OF OWNING THE NEWEST SYSTEMS OF ENERGY
                       REDUCTION ARE VIRTUALLY ELIMINATED, INC.

                               CERTIFICATE OF AMENDMENT
                                          TO
                             CERTIFICATE OF INCORPORATION

       Costs of Owning The Newest Systems of Energy Reduction Are Virtually Eliminated, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

       DOES HEREBY CERTIFY:

       1st:   That by unanimous written consent of the Board of Directors of
Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST and FOURTH articles thereof and by adding an EIGHTH article, so that, as amended, said Articles shall read as set forth below:

              FIRST:        The name of this corporation shall be: Conserve,
Inc.

              FOURTH:       The total number of shares of stock which this
corporation is authorized to issue is:

              (a) Common. 50,000,000 shares of Common Stock having a par value of $.001 per share;

              (b) Preferred. 500,000 shares of Preferred stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designation as determined by the Board of Directors of the Corporation.

              EIGHTH:       No director shall be personally liable to the
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

       2nd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

       3rd:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

       IN WITNESS WHEREOF, said Costs of Owning the Newest Systems of Energy Reduction are Virtually Eliminated, Inc., has caused this certificate to be signed by Richard G. Southwick, its President and its Secretary-Treasurer, this 10th day of May, 1999.

                                          By: /s/ Richard G. Southwick
                                          President and Secretary - Treasurer

                                    CONSERVE, INC.
                               CERTIFICATE OF AMENDMENT
                                          TO
                             CERTIFICATE OF INCORPORATION

       Conserve, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

       DOES HEREBY CERTIFY:

       1st:   That by unanimous written consent of the Board of Directors of
Conserve, Inc., a resolution was duty adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

              RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that, as amended, said Article shall read as set forth below:

              FIRST:        The name of this corporation shall be: NMXS.com,
Inc.

       2nd:   The Corporation has effectuated a 1.5 to 1 reverse stock split effective with the commencement of business on August 4, 1999, as to shares outstanding at the opening of business on August 3, 1999. Said reverse split reduces the outstanding shares from 7,999,999 shares to 5,333,333 shares but does not reduce the Corporation's authorized shares of common stock.

       3rd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

       4th:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

       IN WITNESS WHEREOF, said Conserve, Inc., has caused this certificate to be signed by Richard G. Southwick, its President and Secretary-Treasurer, this 2nd day of August, 1999.

                                          /s/ Richard G. Southwick
                                          President and Secretary - Treasurer